EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 23, 1998, except for Note 21, as to which the date is March 12, 1998, included in NFO Worldwide, Inc.'s annual report on Form 10-K for the year ended December 31, 1997 into the Company's previously filed Registration Statements, File Nos. 33-73516, 33-83002, 33-91936, 333-24297, 333-24299 and 333-38497.


/s/ ARTHUR ANDERSEN LLP
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New York, New York,
March 26, 1998.